UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information included under Item 5.03 hereto is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 22, 2012, the Weatherford International, Inc. Executive Deferred Compensation Stock Ownership Plan (as amended and restated, the “EDC”) was terminated. The EDC contains fully paid and vested shares of Weatherford International Ltd. (the “Company”) held in employee participant accounts. The EDC was frozen in 2008, and no further benefits have accrued to participants in the plan since then. These shares were purchased in prior years using compensation deferred in prior years by participants and previously matched by Weatherford. As a result of the termination, participants who own shares in the EDC that had been fully vested as of the end of 2004 are having those shares distributed to them in accordance with the plan. This distribution does not constitute any new or current compensation, but reflects compensation from 2004 and before.

The information included under Item 5.07 hereto is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 23, 2012, we amended our Articles of Association to reflect changes in our outstanding share capital resulting from our issuance of 70,028,143 registered shares out of authorized capital (the “Shares”) to one of our subsidiaries in connection with an internal restructuring of certain of the Company’s assets. The issuance of the Shares was exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended. The amended Articles of Association reflect the increase of our share capital by a total of CHF 81,232,645.88, which is an amount equal to the number of registered Shares issued in connection with the transaction noted above times the par value per share of CHF 1.16.

As a result of the issuance, we made corresponding changes to our Articles of Association to reduce our remaining authorized capital by the amount of the capital increase. A copy of our amended Articles of Association is attached hereto as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Shareholders on May 23, 2012 (the “Annual Meeting”). The following are the results of the matters voted upon by the shareholders at the Annual Meeting:

	Agenda Item	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
1.	Approve the 2011 Annual Report, the Consolidated Financial Statements for fiscal year 2011 and the Statutory Financial Statements of Weatherford International Ltd. for fiscal year 2011.	542,518,978	1,812,682	3,096,220	477,320

2.	Discharge of the Board of Directors and executive officers from liability under Swiss law for the year ended December 31, 2011.	418,043,231	121,005,642	8,378,997	477,330

3.	Elect the following directors:

	Bernard J. Duroc-Danner	433,840,706	24,218,656	2,307,682	87,538,156
	Samuel W. Bodman, III	303,121,560	155,197,479	2,048,025	87,538,136
	Nicholas F. Brady	444,032,990	13,663,316	2,670,738	87,538,156
	David J. Butters	283,069,127	173,994,280	3,303,636	87,538,157
	William E. Macaulay	391,338,992	66,992,942	2,035,109	87,538,157
	Robert K. Moses, Jr.	290,994,469	167,335,603	2,036,972	87,538,156
	Guillermo Ortiz	354,430,540	102,663,727	3,272,777	87,538,156
	Emyr Jones Parry	454,179,401	4,175,967	2,011,675	87,538,157
	Robert A. Rayne	283,189,149	175,127,552	2,050,343	87,538,156

4.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm and re-elect Ernst & Young Ltd, Zurich as our statutory auditor.	473,478,497	71,522,892	2,903,804	0

5.	Approve amendments to our Articles of Association to extend the authorization of the Board of Directors to issue shares from authorized share capital to May 23, 2014 and to increase issuable authorized capital to an amount equal to 50% of current stated capital.	285,122,495	173,249,790	1,994,758	87,538,157

While Proposal 5 received approval of a majority of the Company’s outstanding shares voting at the Annual Meeting, such proposal required approval of two-thirds of the Company’s outstanding shares voting at the meeting to be adopted in accordance with Swiss law.

6.	Approve an amendment to our 2010 Omnibus Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan.	441,264,535	17,098,365	2,004,144	87,538,156

As a result of shareholder approval of Proposal 6, the number of shares authorized for issuance under the Plan increased from 10,144,000 shares to 28,144,000 shares. No other amendments were made to the Plan.

7.	Adopt an advisory resolution approving the compensation of the named executive officers.	249,727,518	208,555,432	2,084,094	87,538,156

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Association of Weatherford International Ltd., dated May 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Date: May 23, 2012

/s/ Joseph C. Henry
Joseph C. Henry
Senior Vice President, Co-General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Number	Exhibit

3.1	Articles of Association of Weatherford International Ltd., dated May 23, 2012.